EXHIBIT 10.4

                                  LEASE
                                  -----

DATE OF LEASE EXECUTION:                         Date: March 4, 1999
                               ARTICLE I
                            REFERENCE DATA
                            --------------

1.1 SUBJECTS REFERRED TO: Each reference in this Lease to any of the following terms shall incorporate the date stated for that subject in this Section 1.1.


LANDLORD:  Wellesley/Rosewood Maynard Mills Limited Partnership
           ----------------------------------------------------
MANAGING AGENT: Wellesley Management Corporation
                --------------------------------
LANDLORD'S & MANAGING AGENT'S ADDRESS: 2 Clock Tower Place, Suite #200
                                       -------------------------------
                                            Maynard, Ma 01754
                                            -----------------
LANDLORD'S REPRESENTATIVE: Robert W. Macnamara, Jr.
                           ------------------------

TENANT: SoftLock Services, Inc.
TENANT'S ADDRESS (FOR NOTICE AND BILLING): Five Clock Tower Place, Suite 440
                                            Maynard, MA 01754
TENANT'S REPRESENTATIVE: Keith Loris
BUILDING: Five Clock Tower Place
RENTABLE FLOOR AREA OF TENANT'S SPACE: 15,592 RENTABLE SQUARE FEET
TOTAL RENTABLE FLOOR AREA OF THE BUILDING: Approximately 366,112 RENTABLE SQUARE FEET
TOTAL RENTABLE FLOOR AREA OF THE PROJECT: Approximately 1,084,484 RENTABLE SQUARE FEET
TENANT'S DESIGN COMPLETION DATE: April 1, 1999
SCHEDULED TERM COMMENCEMENT DATE: June 1, 1999
TERM EXPIRATION DATE: May 31 , 2006          INITIAL TERM: Seven (7)Years
EXTENSION OPTION TERMINATION DATE: May 31, 2011
FIXED RENT: $ 16.25 PRSF / Yr.

FIXED RENT:$  89,375.00/YEAR #1    MONTHLY FIXED RENT: $ 7,447.72(5,500 RSF)
           ------------                                ----------------------
FIXED RENT:$ 170,625.00/YEAR #2    MONTHLY FIXED RENT: $ 14,218.75(10,500 RSF)
           ------------                                -----------------------
FIXED RENT:$ 253,370.00/YEARS #3-7 MONTHLY FIXED RENT: $21,114.17(15,592 RSF)
           ------------                                -----------------------

SECURITY DEPOSIT:$ 20,000.00
                 -----------
PERMITTED USES: General Office

PUBLIC LIABILITY INSURANCE:   Naming Landlord, its agents and principals
                              as additionally Insured.:
                                             $3,000,000 Bodily Injury
                                             $3,000,000 Property Damage

1.2  EXHIBITS:
     The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:
          Exhibit "A" - Plan showing Tenant's Space
          Exhibit "B" - Landlord's Services
          Exhibit "C" - Estoppel Certificate
          Exhibit "D" - SNDA
          Exhibit "E" - Rules and Regulations
          Exhibit "F" - Cleaning Specifications

                              ARTICLE II
                           PREMISES AND TERM
                           -----------------

2.1  PREMISES

     Subject to and with the benefit of the provisions of this Lease and any ground lease or land disposition agreement relating to the parcel on which the building (the"Building") is located ("the Lot"), Landlord hereby leases to Tenant and Tenant leases from Landlord, approximately 15,592 Rentable Square Feet located on the fourth floor of the

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     Building known as Five Clock Tower Place, Maynard, MA, as shown in
     Exhibit A, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the "Premises". Tenant shall have use of the entire Premises, however will pay rent of 5,500 RSF for the first twelve months of the term, pay rent on 10,500 RSF for the second twelve months of the initial term and upon commencement of the twenty fifth month will pay rent on the entire Premises. Landlord will build out the space per a mutually agreeable time schedule once the final space plans and pricing are approved.

     Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which it is given notice: (a) the common facilities included in the Building or on the Lot, including the parking facility, if any, to the extent from time to time designated by Landlord; and (b) the building service fixtures and equipment serving the Premises; (c) parking spaces will be allocated per the three year occupancy schedule and employee occupancy for a total maximum of 75 spaces, unassigned.

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better.

     2.1.1     TEMPORARY SPACE
               Upon Lease execution, Landlord will provide temporary office space to Tenant in building Two on the second floor known as Suite # 270. Provided that the Tenant's Design plan has been delivered to Landlord for the leased Premises in building Five, on or before April 1, 1999 there will be no cost to Tenant for the Temporary space. Tenant will pay $1,000 per week for each week that Tenant's Design plan is delayed beyond April 15th. However, upon delivery of Tenant's Design plan free rent for Temporary space shall again commence.


2.2  TERM

     To have and to hold for a period (the "Term") commencing when the Premises are deemed ready for occupancy as provided in Section 3.2 or, if no work is to be performed by Landlord pursuant to Article III, on the Scheduled Term Commencement Date (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date") and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 6.1.6, 7.1 or 9.3 in Article VIII.

2.3  OPTION TO EXTEND

     Tenant will have the right to extend the term of the Lease for 1 (one) 5 (five) year term provided that Tenant is not in default and has given written notice to Landlord of such request at least 12 months prior to the end of the initial term. The Fixed Rent for such Extension Option shall be the greater of the then current Fixed Rent or the fair market rent for said space. In the event that Landlord and Tenant do not agree on the value of "fair market rent" both Landlord and Tenant, at their own expense, will employ representative real estate brokers, who actively broker commercial real estate within the general market area of the Project. These brokers will agree on the fair market rent amount. In the event that these two brokers do not come to agreement both Tenant and Landlord will mutually agree on a third representative real estate broker, cost of such broker will be equally split between Tenant and Landlord. This third real estate broker will establish a rate and the average of all three estimates of market rates will become the rental rate for the extension option term In no event shall the Fixed Rent be less than the rent paid in the last twelve (12) months of the Initial Term.

                              ARTICLE III
                             CONSTRUCTION
                             ------------

3.1  INITIAL CONSTRUCTION

     Tenant shall, on or before Tenant's Design Completion Date, approve Landlord's plans and pricing for Tenant's premises:

     In the context of this Lease, Landlord's plans are design build and engineering drawings for Tenant's work with detail acceptable to Landlord for, mechanical, electrical and plumbing drawings furnished by subcontractors to Landlord

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

     based on scope architectural drawings approved by Tenant consisting of but not limited to furniture plans, reflective ceiling plans, and electrical/telephone plans for the completion of Tenant's work. The working drawings shall be prepared in compliance with all applicable Legal requirements and, at Landlord's option, stamped registered Massachusetts professionals; and shall consist of architectural and engineering plans which are required to finish the Premises or to obtain any Authorization required thereof.

     Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment will be the responsibility of Tenant. All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such a manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with Building operations. Except for installation of furnishings and the installation of telephone outlets, which must be performed by a local communications company at Tenant's direction and expense, all such work shall be performed by Landlord's general contractor and Tenant shall pay (X) any amount in excess of the fifteen dollar per square foot ($15.00/RSF) Tenant Improvement Allowance (Y) an additional amount equal to the cost of any changes from the specifications in Exhibit A, including the cost to Landlord of the general contractor's overhead and profit, which amount shall be due and payable within an escrow account prior to the commencement of work schedule or within ten (10) days of receipt of invoice. This excess amount, so deposited in Landlord's escrow account, will be drawn after the initial Tenant Improvement Allowance has been utilized. Landlord will not approve any construction, alterations, or additions during the initial construction period or the Term or any extension thereof, requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance, taxes and/or operating expenses on the Building or of Landlord's service called for by Section 5.1, unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Premises or the Building. All changes, additions, and alterations made to the Premises during the Term or any extension thereof shall be part of the Building, except such items as by writing at the time of approval the parties agree either shall be removed by Tenant, at its cost, on termination of this Lease, or shall be removed or left at Landlord's election.

     In the event that the cost of the work performed by Landlord's general contractor is less than the Tenant Improvement Allowance of $15.00 per square foot, Tenant shall receive an immediate credit from the rent due commensurate with the amount of the savings below said $15.00 allowance. Said Tenant Improvement Allowance shall be amortized over five years at a rate of 8.5%.


3.2  PREPARATION OF PREMISES FOR OCCUPANCY

     If Landlord is obligated to perform construction work pursuant to Exhibit A, Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement, at which shall, however, be extended for a period equal to that of any delays due to Tenant's approval of plans after April 1, 1999, Tenant's changes after approval of said plans, governmental regulations, unusual scarcity of, or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's, or its agents, control. The Premises shall be deemed ready for occupancy on the earlier of:

          a. the date on which Tenant occupies all or any part of the Premises; or

          b. the date on which the Tenant's improvements, as specified in Exhibit A, are substantially completed as certified by the issuance of a Temporary Certificate of Occupancy (TCO) or Certificate of Occupancy (CO); provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 3.1 of this Lease, then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date. In the event that Tenant Space is not ready for occupancy, under the aforementioned, Landlord will offset rent on a day for day basis.

     Landlord shall permit Tenant access for installing equipment and furnishings in the Premises 14 days prior to the Term provided it can be done without material interference with remaining work.

     In the event of Tenant's failure to comply with the provision of
     Section 3.1 of this Lease to submit information and specifications which meet Landlord's approval, Landlord may, at Landlord's option, exercisable by notice to Tenant, consider this to be a Tenant Delay. In such case the Term Commencement Date will remain per Section 1.1, however Tenant's Occupancy date will be adjusted to an Outside Delivery Date equal to the Tenant Delay.

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3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed upon substantial completion of Tenant Work, exclusive of "punchlist items", when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.2 and as to which Tenant shall, in either case, have given written notice to Landlord prior to commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within thirty (30) days after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements. Landlord's General Contractor will warranty all work performed at their direction for a period of one year from delivery.

     Within five days of Tenant's occupancy both Landlord and Tenant will mutually agree on punchlists items to be completed. Upon delivery of this "punch list" Landlord will have thirty (30) days to complete, and or reasonably have certain items under prosecution. In the event that Landlord does not complete such "punchlist items" Tenant will have the right to hire our own contractor at Landlord's expense to complete such work.

3.4  REPRESENTATIVES

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by written notice to the party relying.

                              ARTICLE IV
                                 RENT
                                 ----

4.1  RENT

     Tenant agrees to pay, without any offset or reduction whatsoever Fixed Rent equal to 1/12th of the Fixed Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion in advance.

4.2  TAXES AND OPERATING EXPENSES ESCALATION

     4.2.1     Operating Expenses and Taxes
               ----------------------------

               Operating Expnses shall be defined as all reasonable expenses, costs, and dispursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation amd mainternance of the Project and the Land and the provison of Landlord services, exclusive of (i) costs of redecorating, repair and other services which are not provided on a regular basis to tenants of the Complex or for which Landlord is entitled to be paid by specific tenants and others, (ii) wages, salaries and fees to personell of the Landlord above the level of Project Director, (iii) replacement or contingiency reserves, (iv) casualty and losses, (v) eminent domain takings, (vi) ground lease (other than for parking or services provided to all tenants), (vii) charges for depreciation and amortization, (viii) principal and interest on indebtedness and obligations with respect to equity interests, (ix) income, excess profit, franchise and similar taxes, (x) real estate taxes and assesments, (xi) leasing commissions, (xii) promotional advertising and other public relations expenses related to leasing, (xiii) legal and other professional fees relating to leasing, financing and other services realting to the development of the project, and (xiv) judgements, amounts paid in settlement and other legal or extraordinary costs of Landlord (including, without limitation, under environmental laws), (xv) captial items not resoanbly allowable per Generally Accepted Accounting Principles (GAAP).

               Taxes shall be defined as all real estate taxes and assesment imposed on the Complex, the Building or the Land.

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               If with respect to: (a) any Calendar Year, the Operating
               Expenses exceed the Operating Expense Base or (b) any Calendar Year, Taxes exceed the Tax Base (whether as the result of an increase in rate or assessment or both), Tenant shall pay to Landlord, Tenant's Share, based upon Rentable Square Feet in the Premises expressed as a percentage of the Rentable Square Feet in the Complex (and which will therefore will not vary with changing occupancy levels), of the amount of each such excess (the "Tenant's Tax and Expense Overage") as set forth in the Tax and Operating Expense Statement (as defined below).

               Notwithstanding anything to the contrary set forth herein, the first payment by Tenant with respect to Taxes and Operating Expenses shall be made in connection with the Tax and Operating Expense Statement due as of January 31, 2000, and shall be based upon the increase in Taxes and Operating Expenses over Calendar Year 1999. In no event shall Tenant be obligated to make any payments with respect to Operating Expenses or Taxes until the expiration of the first twelve
               (12) full calendar months of the Intitial Term.

     4.2.2     Annual Statement of Additional Rent Due for Expenses and Taxes
               --------------------------------------------------------------

               By January 31 next succeding the end of each Calendar Year, Landlord shall render to Tenant a statement, showing (i)(a) actual Taxes for the prior Calendar Year so indicated and
               (b) actual Operating Expenses for the prior Calendar Year so indicated, if available, and (ii)(a) an Estimate for Operating Expenses for the then current Calendar Year, (b) an estimate for Taxes for the then current Calendar Year, and (c) an estimate of Tenant's Tax and Operating Expense Overage for the then current Calendar Year (the "Tax and Operating Expense Statement"). In the event that such actual Taxes and Operating Expenses for the prior Calendar Year are not available by January 31, Landlord shall have until March 31 of such current Calendar Year to provide such actual Taxes and Operating Expense Statement, but in any event shall provide an estimate of such Taxes and Operating Expenses for said applicable Calendar Year by January 31 of the then current Calendar Year along with (a) an estimate for Operating Expenses for the then current Calendar Year,
               (b) an estimate for Taxes for the then current Calendar Year and (c) an estimate of Tenant's Tax and Expense Overage for the then current Calendar Year. Notwithstanding that such Taxes and Operating Expense provided by January 31 for the applicable Calendar Year are actual or estimated, the Landlord shall set Additional Rent for the then current Calendar Year no later than January 31 of the then current Calendar Year, which Additional Rent shall be apportioned over a twelve month period and payable in monthly installments of Additional Rent commencing with the next installment of Fixed Rent, except that the payments for estimated Operating Expense and Taxes applicable to January, February and March of the then current Calendar Year shall be due and payable on March 1st of the then current Calendar Year. Landlord's estimates shall be supported by documented evidence of any increases.

               Landlord shall provide Tenant with an itemized budget for Operating Expenses (the "Budget") for the then current Calendar Year on or before January 31 of the then current Calendar Year, and the reconciliation between the estimated and actual calculation of Operating Expenses and Taxes (the "Landlord's Reconciliation") no later than March 31 of the then current Calendar Year. Tenant shall have ninety (90) days after receipt of Landlord's Reconciliation to respond in writing of any dispute to the same.

               Landlord shall cause to be kept books and records showing Landlord's Operating Expenses in accordance with generally accepted accounting principles consistently applied. The amount of any refund of Taxes shall be credited against Taxes for the Calendar Year in which such refund is received; provided, however, in the event that Landlord receives a refund on account of Taxes after the expiration of the Term, which refund relates to a Calendar Year during the term, the amount of such refund fairly allocable to Tenant shall promptly be refunded to Tenant by Landlord.
               All references to Taxes for a particular calendar year shall be deemed to refer to Taxes due and payable during such calendar year without regard to when wuch impositions are assessed or levied.

               All records that the Landlord is required to maintain hereunder or in compliance with applicable law shall be maintained by the Landlord for a period of two (2) years following the expiration of the calendar year to which such records relate. The records maintained by Landlord shall include evidence for all charges payable with respect to Taxes and Operating Expenses. Such records shall be maintained at the Project, or such other place within The Commonwealth of Massachusetts as Landlord shall designate from time to time for the keeping of such records.

               Tenant shall have the right, through its representatives, to examine, copy and audit all records of the Project maintained by Landlord which relate to the Tax and Expense Statement or the Landlord's Reconciliation at

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               reasonable times, but no more than once per Calendar Year, upon not less than thirty (30) days prior written notice, unless such examination or audit is being conducted in connection with a Tax and Operating Expense Statement or Landlord's Reconciliation, in which case Tenant shall, notwithstanding anything to the contrary contained herein, provide no less than five (5) days notice to Landlord prior to the expiration of ninety (90) days after receipt of Landlord's Reconciliation. In the event that Tenant requests such review of said records, Tenant shall have one hundred-fifty (150) days after receipt of Landlord's Reconciliation (but not after August 31) to conduct an audit and provide the Landlord with results of such audit. The cost of such audits shall be borne by Tenant. If, as a result of such audit, it is determined that Tenant has overpaid Landlord on account of Operating Expenses, then the undercharged or overpaid party shall reimburse the other party for the payment due in a lump sum payment within thirty (30) days of the determination of the acutal charges.

               Notwithstanding anything contained to the contrary in this Lease, the initial responsibility for the payment of all Taxes with respect to the Building and the Project shall be upon the Landlord and the Landlord agrees to pay the same as requested by law, but in any event so as to assure the Tenant's right to occupy the Premises and to use the Common Areas of the Project shall not be disturbed or threatened. Landlord shall provide Tenant with copies of all tax bills and a computation of Tenant's pro rata share thereof; in the event that any special assessments and payable, Tenant's pro rata share of the same shall be calculated as if such assessments were being paid by Landlord over the longest period of time permitted by applicable law.

               Further, notwithstanding anything to the contrary contained herein; (i) Tax Base shall be the Taxes for the 1999 calendar year, and (ii) the Operating Expense Base shall be the Operating Expenses for the 1999 calendar year

     4.2.3     Monthly Payments of Expenses and Taxes as Additional Rent
               ---------------------------------------------------------

               Subject to Section 4.2.1, Tenant shall pay to Landlord in advance for each calendar month as Additional Rent an amount equal to 1/12th of Tenant's estimated obligation. The amount due shall be paid with Tenant's monthly payments of Rent and shall be credited by Landlord to Tenant's obligations. If the total amount paid hereunder exceeds the actual amount due, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant within thirty
               (30) days of the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default, then such excess may be applied by Landlord to offset any other costs, fees or expenses due from Tenant to Landlord hereunder).

     4.2.4     Accounting Periods
               ------------------

               In all Tax and Expense Statements rendered, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

     4.2.5     Abatement of Taxes
               ------------------

               Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes so long as, at Landlord's sole discretion, such application is not in violation of any of Landlord's TIFF covenants, or any other of Landlord's contracts made with any municipal, state or federal governmental entities.

4.3  INTENTIONALLY OMITTED

4.4  ELECTRIC SERVICE; PAYMENT AS ADDITIONAL RENT

     The Landlord shall provide 480/277, 120/208 volt, electrical services to the Premises, and shall make available for Tenant's electrical use, six (6) watts per RSF above the Building Base Electric Use (as defined below). The Landlord shall make reasonable efforts to price electrical service for the Project.

     The "BUILDING BASE ELECTRIC USE" is that amount of wattage delivered to the Building from the switch gear available to power any and all Common Areas and appurtenances thereto.

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     The Landlord shall check meter electricity to the Premises, and shall bill Tenant directly for such electrical energy with no markup for Landlord's profit on the Tenant's electrical energy use (the "Electric Bill"). Landlord shall provide Tenant with said Electric Bill monthly upon its receipt of the same, which amount shall be due from Tenant as Additional Rent upon the later to occur of (a) twenty (20) days after the receipt fo the Electric Bill, or (b) with the next installment of Basic Rent, as set forth below.

4.5  PAYMENTS

     All payments of Fixed or Additional Rent shall be made to the Landlord or to such other person as Landlord may from time to time designate. If any installment of Rent, Fixed or Additional, or on account of leasehold improvements is paid more than five (5) days after the due date thereof, at Landlord's election, it shall bear interest at the base rate announced from time to time by Fleet National Bank (or its successors) plus 400 basis points per annum on a perdiem basis from such due date, which interest shall be immediately due and payable as further additional rent.

                               ARTICLE V
                         LANDLORD'S COVENANTS
                         --------------------

5.1  LANDLORD'S COVENANTS DURING THE TERM

     Landlord covenants during the Term:

     5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit B;

     5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant with the next monthly rent installment after receipt of bill by Landlord for said requested services;

     5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, exterior windows, exterior doors, floor slabs, load bearing columns, foundation, common facilities (including HVAC systems, plumbing and electrical systems) for the Building and common areas of the Lot as may be necessary to keep them in good and serviceable condition;

     5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof;

     5.1.5 To keep the Premises equipped in accordance with Massachusetts Law with all fire and safety equipment mandated as the responsibility of Landlords; and ADA compliance

     5.1.6 Landlord's Workmen's Compensation Insurance - To keep all Landlord's employees working in the Premises covered by workmen's compensation insurance in statutory amounts.

5.2  INTERRUPTIONS

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or improvements or the Lot. In case Landlord is prevented or delayed from making the repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or shall the same give rise to a claim in Tenant's favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Notwithstanding anything herein contained to the contrary, this paragraph shall not apply to power outages caused by Landlords failure or neglect to pay utility fees or the Landlord's failure to properly maintain the on site distribution systems.

                              ARTICLE VI
                          TENANT'S COVENANTS
                          ------------------

6.1  TENANT'S COVENANTS DURING THE TERM

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 Tenant's Payments - to pay when due (a) all Fixed Rent and Additional Rent, (b) all Taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for telephone and other utility services (including service inspections thereof) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as Additional Rent, all charges of Landlord for services rendered pursuant to section 5.1.2 hereof;

     6.1.2     Repairs and Yielding Up - Except as otherwise provided in
               Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear and damage from casualty only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Landlord's election, at Tenant's sole cost and expense, and which Landlord requires to be removed, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat, at Tenant's sole cost and expense; any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it by effecting such removal and disposition and in making any incidental repairs and replacements to the Premises for use and occupancy during the period after the expiration of the Term; it being agreed that the acceptance of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises and the use reasonably made thereof, or in less than good and tenant-like repair;

     6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

     6.1.4 Rules and Regulations - To comply with all Rules and Regulations reasonably adopted by Landlord now or hereafter , of which Tenant has been given notice and received copies, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations;

     6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority, because of permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

     6.1.6 Assignment and Subletting - Not without prior written consent of Landlord, which consent shall not be unreasonably withheld, to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, it being understood that (i) in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant or to the current rates being marketed, to a perspective Subleases, by Landlord for similar space , and
               (ii) if Tenant is a corporation, any transfer of fifty percent (50%) or more of the voting stock of Tenant or its merger with another corporation, trust, partnership, or entity without Landlord's prior written notice shall not be deemed an event of default, provided that the surviving entity is of equal or greater net worth as Tenant hereunder; as Additional Rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance. If Tenant requests Landlord's consent to assign this Lease or sublet more than seventy percent (70%) of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within ten (10) days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than thirty (30), or more than sixty (60), days after the date of such notice; and any rental received by Tenant from a sub-tenant must be remitted to Landlord;

               If Landlord approves a sublease and said sublease is for a total rental amount which on an annualized basis is greater than the Fixed Rent and Additional Rent due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant's receipt of each installment of such excess Fixed Rent and Additional Rent, during the term of any approved sublease, as Additional Rent hereunder, in addition to the Fixed Rent and Additional Rent and other payments due under this Lease, an amount equal to One Hundred percent (100%) of the positive excess between all Fixed Rent and Additional Rent received by Tenant under the sublease and the aggregate of the Fixed Rent and Additional Rent due hereunder.

     6.1.7 To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, its agents or employees, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

     6.1.8 Tenant's Liability Insurance - To maintain public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with the certificates thereof naming Landlord as named insured provided further that such insurance shall provide that it may not be cancelled or terminated without thirty (30) days prior written notice to Landlord;

     6.1.9 Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof provided further that such insurance shall provided that it may not be cancelled or terminated without thirty (30) days prior written notice to Landlord;

     6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry to examine the Premises at reasonable times (provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by any entry pursuant to this Section) and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. In the event of an emergency, which shall be the sole judgement of the Landlord, Landlord shall not be required to give said aforementioned notice;

     6.1.11 Loading - Not to place a load upon the Premises exceeding an average rate of fifty (50) pounds of live load per square foot of floor area; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to another leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration or noise eliminators sufficient to eliminate such vibration or noise;

     6.1.12 Landlord's Costs - In case Landlord shall be made party to any litigation commenced against Tenant or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as Additional Rent, all costs including, without implied limitation, reasonable counsel fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

     6.1.13 Tenant's Property - All furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause not resulting from the intentional or grossly negligent act or omission of Landlord, its servants, agents and employees, no part of said loss or damage is to be charged to or to be borne by Landlord;

     6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach;

     6.1.15 Changes or Additions - Not to make any changes or additions to the Premises without Landlord's prior written consent, provided that Landlord's consent to non-structural changes or additions (specifically excluding signs or other changes visible from the exterior of the Premises) shall not be unreasonably withheld or delayed; Tenant agrees to use the services of Landlord's General Contractor for any such Changes or Additions.

     6.1.16 Holdover - To pay to Landlord twice the total of the Fixed Rent and Additional Rent then applicable for each month or portion thereof should Tenant retain possession of the Premises or any part thereof after the termination of this Lease without the express written consent of the Landlord, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease.

                              ARTICLE VII
                          CASUALTY AND TAKING
                          -------------------

7.1  CASUALTY AND TAKING

     In case during the Term all or any substantial part of the Premises, the Building, the Project, or Lot or any one or more of them, are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made, notwithstanding that Landlord's entire interest may have been divested, by notice given to Tenant within thirty (30) days after the occurrence of the event giving rise to the election, to terminate, which notice shall specify the effective date of termination which shall not be less than fifteen (15), nor more than thirty (30), days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupancy and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or, in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages, and just proportion of the Fixed Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term. In the event that Landlord estimates that it will take more than six (6) months to restore the premises to proper condition, Tenant may terminate this Lease by notice to Landlord given within fifteen (15) days of the date of Landlord's notice to Tenant. Landlord will notify Tenant within thirty (30) days of Casualty or Taking of its estimate of damage and whether it intends to restore.

7.2  RESERVATION OF AWARD

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building, Project or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's right to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, and Tenant does not assign to Landlord, any damages payable for (i) moveable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                             ARTICLE VIII
                                DEFAULT
                                -------

8.1  EVENTS OF DEFAULT

     If any default by Tenant (of which Landlord is not required to give written notice more than one (1) time per calendar year) continues for more than five (5) days after notice, in case of Fixed Rent or Additional Rent, or in any other case for more than thirty (30) days and such additional time, if any, as is reasonable necessary to cure the default if the default is of such a nature that it cannot reasonable by cured in thirty (30) days; or if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against Tenant and is not dismissed within thirty (30) days; or if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder, and it is not returned to Tenant within ninety (90) days, or if such leasehold is taken on execution or other process of law in any action against Tenant then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice and in compliance with applicable law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. Landlord may, in the event Tenant fails or refuses to vacate the Premises, remove and store Tenant's effects and those of any person claiming through or under Tenant at the expense of Tenant.

8.2  TENANT'S OBLIGATION AFTER TERMINATION

     In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, if Landlord so elects, the excess of the total Rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term, discounted to its present value. In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all Additional Rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants, as alternative to the payment described in the preceding sentence, a cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 8.2 and also with the net proceeds of any rents obtained by Landlord by re-letting the Premises, after deducting all Landlord's reasonable expenses in connection with such re-letting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expense of preparing the Premises for such re-letting, it being agreed by Tenant that Landlord may (i) re-let the Premises or any part thereof for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgement considers advisable or necessary to re-let the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgement considers advisable or necessary to re-let the same, and no action of Landlord in accordance with the foregoing or failure to re-let or to collect rent under re-letting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                              ARTICLE IX
                             MISCELLANEOUS
                             -------------

9.1  TITLES

     The titles of the Articles are for convenience and are not to be considered in construing this Lease.

9.2  NOTICE OF LEASE

     Upon request of either party, both parties shall execute and deliver, after the term begins, a short form of this Lease in a form appropriate for recording or registration, and if this Lease is terminated before the term expires, an instrument in such form acknowledging the date of termination.

9.3  RELOCATION

     Landlord reserves the right to relocate the Premises to comparable space with comparable access within the Building or another building in the office park in which the Building is located by giving Tenant one hundred twenty (120) days written notice of such intention to relocate at any time after the first anniversary of the Commencement Date. If, within thirty (30) days after receipt of such notice, Landlord and Tenant have not agreed on the space to which the Premises are to be relocated and the timing of such relocation, this Lease shall terminate on that date which is ninety (90) days after Tenant's receipt of such notice. If Landlord and Tenant do so agree, then effective on the date of such relocation, this Lease shall be amended by deleting the description of the original Premises and substituting therefore a description of such comparable space. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within the Building or the Complex, including the expense of comparable leasehold improvements. Such reasonable costs to include all additional costs caused by the move including but not limited to charges associated with changes to Tenant's telecommunications or internet carriers and changes to sales or ancillary materials containing tenant's address or directions to Tenant's offices.

9.4  NOTICES FROM ONE PARTY TO THE OTHER

     No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing delivered by mail or in hand. Communications shall be addressed, if to Landlord, at Landlord's Address or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, and shall be deemed received on the earlier of (i) the third (3rd) business day after the date of mailing or (ii) the date of actual receipt.

9.5  BIND AND INURE

     The obligations of the Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Neither the Landlord named herein nor any successive owner of the Premises, whether an individual, trust, a corporation or otherwise shall have any personal monetary liability beyond their equity interest in the Premises.

9.6  NO SURRENDER

     The delivery of keys and access cards to any employees of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

9.7  NO WAIVER, ETC.

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of a covenant or condition of this lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulation against any other tenant in the Building be deemed a waiver of any such Rules and Regulations. The receipt by Landlord of Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. The payment to Landlord of Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Tenant, unless such waiver be in writing signed by Tenant. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

9.8  NO ACCORD AND SATISFACTION

     No acceptance by Landlord of a lesser sum than the Fixed Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such Fixed Rent and Additional Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

9.9  CUMULATIVE REMEDIES

     The specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by either party of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord and Tenant shall each be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

9.10 PARTIAL INVALIDITY

     If any terms of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

9.11 LANDLORD'S RIGHT TO CURE

     If Tenant, after proper notice is given by Landlord if required hereunder, shall at any time default in the performance of any obligation under this Lease, and if such default shall continue after the expiration of any applicable cure periods, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of four hundred (400) basis points per annum in excess of the then prime rate of interest being charged by Fleet National Bank or its successors), and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing right without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

9.12 ESTOPPEL CERTIFICATE

     Tenant agrees on the Commencement Date, and from time to time thereafter, upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, in language acceptable to Landlord's Lender, in the form attached hereto as Exhibit D. Any such statements delivered pursuant to this Section 9.12 may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

9.13 WAIVER OF SUBROGATION

     Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon, shall if the other party so requests and it can be so written without additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

9.14 BROKERAGE

     Tenant represents and warrants that it has dealt with no broker other than john Hamilton and CB Richard Ellis/Whittier Partners. Said broker shall be compensated by Landlord under a separate agreement. Tenant, in connection with this transaction, agrees to defend, indemnify and save Landlord harmless from and against any and all claims for a commission arising out of this Lease and arising out of a relationship between Tenant and a broker other than the aforementioned.

9.15 QUIET ENJOYMENT

     9.15.1    Landlord's Covenant
               -------------------

               Provided that an Event of default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person claiming by, though or under Landlord.

     9.15.2    Subordination
               -------------

               This Lease is and shall be subject and subordinate to any mortgage now or hereafter on the Building and to each advance made or hereafter to be made under any mortgagee, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore at the election of the holder of any such mortgage, provided the holder of any such mortgage recognized Tenant's rights hereunder. To effectuate such subordination, Tenant and such holder shall execute and deliver promptly any subordination, non-disturbance and attornment agreement ("SNDA") that Landlord or any mortgagee, in language acceptable to mortgagee, may reasonably request. The election by said mortgagee to subordinate any such presently existing mortgage to this Lease shall be exercisable by filing with the appropriate recording office a notice of such election (the "SUBORDINATION NOTICE"), whereupon this Lease shall have priority over such mortgage. A copy of such filing shall be given to Tenant. Such election by the holder of any presently existing mortgage shall not affect priority with respect to this Lease of any other presently existing mortgage. In the event that any mortgagee shall succeed to the interest of Landlord then this Lease shall continue in full force and effect, provided that Tenant is not then in default under this Lease beyond the expiration of any applicable notice or grace period, and Tenant shall and does hereby agree to attorn to such mortgagee and to recognize such mortgagee as its Landlord. Within thirty (30) days of the date hereof, Landlord shall deliver to Tenant, and Tenant shall execute and deliver, a commercially reasonable SNDA from all mortgagees with respect to the Building, in the Lender's form annexed hereto and made a part hereof as Exhibit "D", "SUBORDINATION". Upon the execution and delivery of an SNDA, the provisions of such SNDA shall control in the event of any inconsistency between the provisions of such SNDA and the provisions of section 9.15 of this Lease.

               Any mortgage or other voluntary lien or other encumbrance recorded subsequent to the recording of the Subordination Notice shall be subject and subordinate to this Lease unless Landlord and the holder of any such subsequent mortgage and the holders of all mortgages prior to such subsequent mortgage elect to subordinate this Lease to such subsequent mortgage and to any and all advances thereafter made thereunder and to the interest of the holder thereof in the Premises, such election to be exercisable by Landlord and all such holders by filing with the appropriate recording office (a) notice of such election and (b) an agreement between the holder of such subsequent mortgage and Tenant, consented to by holders of all mortgages having priority over such subsequent mortgage, by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such subsequent mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the successors and assigns of Tenant and of such holder and upon anyone purchasing said Premises at any foreclosure sale brought by such holder. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 9.15.2.

     9.15.3    Notice to Mortgagee
               -------------------

               No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination or such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record (provided Tenant has been given written notice of the identity of such mortgagee), if any, specifying the act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have had the same opportunity to cure such default as afforded Landlord; but nothing contained in this Section 9.15.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition.

     9.15.4    Other Provisions Regarding Mortgagees
               -------------------------------------

               If this Lease or the Fixed Rent and Additional due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee assumes the obligations of Landlord hereunder, such mortgagee will be liable for breaches of any Landlord's obligations hereunder only to the extent such breaches occur or continue during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth hereof. Tenant may from time to time, as mortgagees requires, be required to provide mortgagee with certain financial information pertaining to the Tenant as mortgagee may reasonably request.

9.16 SIGNAGE

     To protect the architectural integrity and appearance of the Building, all signs or lettering, if any, visible from the exterior of the Building or from the lobby, public corridors or any other common area of the Building must be submitted to Landlord for written approval of the size, color, design, and location of such signs or lettering before installation.

     Landlord agrees that it shall include Tenant's name and location in any standard Building directory at the sole cost and expense of the Landlord. Tenant agrees to allow Landlord to use its name and logo in publicity, announcements of tenancy and marketing in connection with the Project.

9.17 SECURITY DEPOSIT - $20,000.00
     In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease agreement, the security deposit shall be returned to Tenant, , after the date fixed as the end of the lease agreement and after delivery of the entire possession of the Leased Premises to Landlord.


9.18 INTENTIONALLY OMITTED

9.19 FORCE MAJURE

     In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, unless such Force Majure event shall be in a nature of earthquake, hurricane, or other like disaster, the party seeking such delay shall promptly notify the other party to benefit from the terms hereof.

     For the purposes of this Lease Force Majure shall be defined as; Acts of God, strikes, lockouts, labor troubles, inability to provide materials, failure of power, restrictive legal requirements, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes or other natural disasters, fires, explosions, any act, failure to act, or default of the other party of this Lease.



     EXECUTED as a sealed instrument on the day and year first above written.


WITNESSES:                              WELLESLEY/ROSEWOOD MAYNARD MILLS
                                        LIMITED PARTNERSHIP

/s/ ROBERT D. MCGUIRE              By: /s/ ROBERT W. MCNAMARA, JR.
--------------------------------      ----------------------------------
                                        Name: Robert W. McNamara, Jr.
                                        Title: Project Director


WITNESSES:                              SOFTLOCK SERVICES, INC.

/s/ ROBERT D. MCGUIRE              By: /s/ KEITH LORIS
--------------------------------      ----------------------------------
                                        Name: Keith Loris
                                        Title: CEO

                               EXHIBIT A
                          TENANT'S SPACE PLAN
                          -------------------

                               EXHIBIT B
                          LANDLORD'S SERVICES
                          -------------------

Landlord shall pay the following sums in full with respect to the premises:

1. All costs for providing reasonable HVAC (whether by consumption of oil, natural gas, common area electricity or otherwise). Reasonable to be defined as a complete year round heating, ventilating and air conditioning system as required to provide a uniform temperature of 72 degrees in all areas of the floor with 10 degrees outside for heating and 75 degrees with 89 degrees outside for cooling.

2.   All costs for providing on-going electricity to the common areas.

3.   All costs for providing water and/or sewer to the premises.

4. All costs for snow plowing and/or shoveling to provide Tenant and Tenants customers and/or licensees access to the premises.

5.   All costs for cleaning of common areas.

6. All HVAC systems will be operational from 7:30 a.m. to 7:30 p.m. Monday through Friday and 8:30 a.m. to 1:00 p.m. on Saturdays. Additional service will be provided on an individual basis when requested by the Tenant with 24 hour notice to Landlord for Monday through Saturday use and 48 hour notice for Sunday use and any additional charges incurred thereby, will be assessed to the Tenant. There will be a fifty dollar ($50.00) per hour charge, with a four (4) hour minimum for weekend use, for said requested service. Tenant will be billed, as Additional Rent, for requested HVAC service and payment for such will be due with the next monthly rent installment .

                               EXHIBIT C

                        TENANT ESTOPPEL LETTER

TO: Capital Company of America LLC and its successors and assigns (collectively, the "Lender")

RE: Premises known as and located at Building No. Five of Clock Tower Place (a/k/a 146 Main Street), Maynard, Massachusetts (the "Building")

     The undersigned, SoftLock Services, Inc. ("Tenant"), does hereby certify to the Lender as follows:

     1. Tenant is the tenant under that certain lease dated ________, 199_, between Tenant and Wellesley/Rosewood Maynard Mills Limited Partnership, as landlord ("Landlord"), as amended, modified or supplemented by__________, leasing a portion of the Building (the "Premises") as more particularly described in the said lease. Said lease, as so amended, modified, or supplemented, is hereinafter referred to as the "Lease".

     2. The Lease is in full force and effect and, except as set forth above, has not been amended, modified or supplemented.

     3. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Premises, and there are no other agreements or representations of any kind between Landlord and Tenant with respect thereto. Without limiting the foregoing, Tenant does not have any rights of first refusal for additional space, options to increase or relocate its space or options to purchase the Premises or any interest therein.

     4. All obligations of Landlord to be performed or complied with by Landlord through the date hereof have been fully performed and complied with including, without limitation, any obligations of Landlord to prepare the Premises for Tenant's occupancy, and there exists no default or condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease.

     5. All obligations of Tenant to be performed or complied with by Tenant through the date hereof have been fully performed and complied with and there exists no default or condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Tenant in the performance of its obligations under the Lease.

     6. The term of the Lease commences on ________ 199_, and shall expire on ________,____, unless sooner terminated in accordance with the terms of the Lease. Tenant has no rights to extend the term of the Lease except as set forth below:


     7. The current rent under the Lease is $_________ per month and has been paid for the period through __________. All additional rent and other charges have been paid for the current periods.

     8. There are no existing offsets or defenses by Tenant to the payment of rent and other charges payable by Tenant or otherwise to the enforcement by Landlord of the Lease.

     9. No security deposit or other security has been given to Landlord under the Lease except as follows:

     10. There is no remaining free rent period or any unexpired concession in or abatement of rent other than set forth in the Lease.

     11. Tenant is in sole possession of the Premises and has not assigned, sublet, pledged, mortgaged, transferred or otherwise conveyed all or any portion of its interest in the Premises or the Lease.

     12. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state or territory of the United States.

     13. Tenant understands and acknowledges that this certificate is delivered to, and shall be relied on by, the Lender in connection with an extension of a loan financing the Landlord's interest in the Building and the land on which it stands (the "Mortgaged Property").

     14. Tenant agrees to promptly provide the Lender at its offices at Two World Financial Center, New York, New York 10281, Attention:
          Rhonda Nieder and Barry Funt, with copies of any notices of default given by or received by Tenant with respect to the Lease and/or the Premises.

                                   SoftLock Services, Inc.

                                   By: /s/ KEITH LORIS
                                      ----------------------------------
                                        Name: Keith Loris
                                        Title: CEO

Dated:_____________________

                               EXHIBIT D

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT


     This Subordination, Non-Disturbance and Attornment Agreement (this "Agreement"), made as of _________________, 199__, by and between THE CAPITAL COMPANY OF AMERICA LLC, a corporation organized under the laws of Delaware and having an address at Two World Financial Center, New York, New York 10281 (the "Lender"), and SOFTLOCK SERVICE, INC., having an address at Five Clock Tower Place, suite 440, Maynard, MA 01754 (the "Tenant");


                         W I T N E S S E T H:
                          - - - - - - - - - -

     WHEREAS, by a lease (as the same may be amended from time to time, the "Lease") dated __________, 199_, between Wellesley/Rosewood Maynard Mills Limited Partnership (the "Landlord"), as landlord, and the Tenant, as tenant, the Landlord leased to the Tenant a certain portion of the building known as and located at Building No. Five of Clock Tower Place (a/k/a 146 Main Street) Maynard Massachusetts, being more fully described in said Lease (the "Premises");

     WHEREAS, the Landlord has executed and delivered to the Lender a mortgage note in the original principal amount of Fifteen Million ($15,000,000) Dollars, which note is secured by, among other things, a mortgage or deed of trust (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders, restatements and consolidations thereof and all re-advances thereunder and additions thereto is referred to as the "Mortgage") encumbering certain land being more particularly described in Schedule A attached hereto (the "Land"), together with the buildings and other improvements located or to be located thereon (such buildings and other improvements and the Land, collectively, the "Mortgaged Property") including, without limitation, the Premises.

     NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein have agreed and hereby agree as follows:

     1. The Lease, as the same may hereafter be modified, amended or extended, is and shall be subject and subordinate in each and every respect to the Mortgage, to all renewals, modifications, replacements and extensions thereof, to all terms, conditions and provisions thereof and to each and every advance heretofore made or hereafter made under the Mortgage.

     2. The Lender agrees that if any action or proceeding is commenced by the Lender for the foreclosure of the Mortgage or the sale of the Mortgaged Property, the Tenant shall not be named as a party therein (unless required by law), and the sale of the Mortgaged Property in any such action or proceeding and the exercise by the Lender of any of its other rights under the Mortgage, or under the note secured by the Mortgage, shall be made subject to all rights of the Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding and at the time of any such sale or exercise of any such other rights, the tenant shall not be in default under the terms, covenants or conditions of the Lease or of this Agreement on the Tenant's part to be observed or performed.

     3. The Tenant shall concurrently give the Lender copies of all notices and other communications given by the tenant to the Landlord relating to (i) defaults or alleged defaults on the part of the Landlord or the Tenant under the Lease, (ii) any violations of any ordinances, statutes, laws, rules, codes, regulations or requirements of any governmental agency, and (iii) any assignment or subletting of all or any portion of the Premises.

     4. In the event of any act or omission by the Landlord which would give the Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, the Tenant will not exercise any such right (i) until it has sent written notice of such act or omission to the Lender as provided herein, and (ii) unless the Lender shall have failed within sixty (60) days after receipt of such notice to cure such default or, if such default is not reasonably susceptible of cure within such sixty (60) days, the Lender shall not have commenced the cure of such default within sixty (60) days of receipt of such notice and thereafter diligently pursued such action.

     5. In the event that the interest of the Landlord is transferred by reason of, or assigned in lieu of foreclosure or other proceedings for, enforcement of the Mortgage, then subject to the provisions of this Agreement, the Lease shall nevertheless continue in full force and effect and, upon the written request of the Lender, the tenant shall attorn to the Lender and shall recognize the Lender as its landlord. Although the foregoing provision shall be self-operative, in order to confirm such attornment, upon the request of the Lender, the Tenant shall execute and deliver to the Lender (i) an agreement of attornment in form and content reasonably satisfactory to the Lender, at the Tenant's sole cost and expense, confirming the foregoing attornment and agreeing to perform all the terms covenants and conditions of the Lease on the Tenant's part to be performed for the benefit of such Lender with the same force and effect as if such Lender were the Landlord originally named in this Lease or (ii) a new lease with the Lender, as landlord, for the remaining term of the Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. Nothing herein contained shall be construed however, to obligate the Lender to cure any default by the Landlord under the Lease occurring prior to any date on which the Lender shall succeed to the rights of the Landlord, it being expressly agreed that under no circumstances shall the Lender be obligated to remedy any such default.

     6. If the Lender shall succeed to the interest of the Landlord, the Lender shall have no personal liability as successor to the Landlord, and the Tenant shall look only to the estate and property of the Lender in the Mortgaged Property of the proceeds thereof for the satisfaction of the Tenant's remedies for the collection of a judgement (or other judicial process) requiring the payment of money in the event of any default by the Lender as landlord under the Lease. In addition, the Lender as holder of the Mortgage or as landlord under the Lease if it succeeds to that position, shall in no event (i) be liable to the Tenant for any act or omission of any prior landlord, (ii) be subject to any offset or defense which the tenant might have against any prior landlord, (iii) be liable to the Tenant for any liability or obligation of any prior landlord occurring prior to the date that the Lender or any subsequent owner acquires title to the Premises, or (iv) be liable to the Tenant for any security or other deposits given to secure the performance of the Tenant's obligations under the Lease, except to the extent that the Lender shall have acknowledged actual receipt of such security or other deposits in writing. No other property or assets of the Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of the Tenant's remedies under or with respect to the Lease, the relationship of the landlord and the tenant thereunder or the Tenant's use or occupancy of the Premises.

     7. All notices and other communications hereunder shall be sent by certified or registered mail (postage prepaid, return receipt requested) to the Lender at the address set forth above,
          Attention: Rhonda Nieder and Barry Funt, or to the Tenant at the address set forth in the Lease, or to such other address or person as may be specified in a notice sent in accordance with the provisions of the Section 7, and shall be deemed given when received at the addresses specified above.

     8. No prepayment of rent or additional rent due under the Lease of more than one month in advance shall be binding upon the Lender, as holder of the Mortgage or as landlord under the Lease if the Lender succeeds to that position, unless consented to by the lender, and from and after the date hereof, no amendment, modification, surrender or cancellation of the Lease shall be binding upon the Lender, as holder of the Mortgage or as landlord under the Lease if the Lender succeeds to that position, unless such amendment, modification, surrender or cancellation is done in compliance with the terms of the Mortgage.

     9. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein, the term "Tenant" shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assignee of the lease and any successor of any of them. The term "Lender" as used herein shall include the holder of the Mortgage, the successors and assigns of the Lender, and any person, party or entity which shall become the owner of the Mortgaged Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or other proceedings for enforcement of the Mortgage or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease.

     10. Notwithstanding anything to the contrary contained in this Agreement or in the Lease, the Tenant agrees that (i) the provisions of the Mortgage shall govern with regard to casualty insurance proceeds and condemnation awards and (ii) in the event the casualty insurance proceeds or condemnation awards are not made available for restoration of the Premises, such proceeds or awards shall be paid to the Lender.

     11. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

     12. This Agreement shall be governed by and construed in accordance with the laws of the state of Massachusetts.

     Both the Tenant and the Lender hereby irrevocably waive all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Lease or this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              THE CAPITAL COMPANY OF AMERICA LLC

                              By:  /s/ RHONDA NIEDER
                                 -------------------------------------
                                   Name: Rhonda Nieder
                                   Title: Vice President

                              SOFTLOCK SERVICES, INC.

                              By: /s/ KEITH LORIS
                                 -------------------------------------
                                   Name: Keith Loris
                                   Title: CEO


                               STATE OF

New York   ,ss.                                               March 12, 1999

     Then personally appeared before me the above named Rhonda Nieder, Vice President of THE CAPITAL COMPANY OF AMERICA LLC, a Delaware corporation, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said corporation, before me,


                              /s/ CULLEN CAUGHRON
                              Notary Public

                              My Commission expires: January 30, 2001

                               STATE OF

Middlesex   ,ss.                                               March 4, 1999

     Then personally appeared before me the above named Keith Loris, CEO of SOFTLOCK SERVICES, INC., and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said corporation, before me,


                              /s/ ROBERT W. MCNAMARA, JR.
                              Notary Public

                              My Commission expires: December 9, 1999

                               EXHIBIT E
                               ---------

                         RULES AND REGULATIONS

1. Heating, lighting and plumbing: The Landlord should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave the doors of the Premises unlocked at night.

2. The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purposes other than ingress and egress to and from their respective Premises, and no articles or rubbish shall be left herein.

3. No toilet fixture shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown herein.

4. The weight and position of all safes and heavy equipment or machines shall be subject to the approval of the Landlord.

5. Lettering on doors, tablets and building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows.

6. No wires for telephone service, electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord.

7. No glass in doors or elsewhere through which light is admitted in to any part of the building shall be obstructed.

8. No animals or birds of any kind shall be kept, allowed in or about the Building any time for any reason other those granted by law.

9. All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord.

10. Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the window sills of the Premises.

11.  No person shall loiter in the halls, corridors, or lavatories.

12. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises, subject to the terms and conditions of this Lease.

13. No Tenant shall use any method of heating other than that provided for in the Tenant's Lease without the consent of the Landlord.

14. Any damage caused to the Building or the Premises or to any person or property herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.


15. The Landlord reserves the right to make any such other and further rules and regulations as, in its judgment may from time to time be necessary for maintaining the safety and cleanliness of the Premises and Building for the preservation of good order therein, provided the same do not materially restrict or inhibit Tenant's rights under this Lease.

                               EXHIBIT F
                        CLEANING SPECIFICATIONS
                        -----------------------